Attention: Document Control

Re: Signal Apparel Company, Inc. Form 10-Q

We are aware that our report dated April 26, 2000 on our review of the consolidated balance sheet of Signal Apparel Company, Inc. and Subsidiaries as of March 31, 2000, and the related consolidated statements of operations and cash flows for the three-month period ended March 31, 2000, included in this Form 10-Q, is incorporated by reference in the following registration statements:

                                             REGISTRATION NO.
                                             ----------------

On Form S-3 No.                                  333-65851
On Form S-3 No.                                  333-76671
On Form S-8 No.                                  333-83281

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.


                                   Goldstein Golub Kessler LLP

                                   New York, New York